SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2005

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement with 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc.

On November 4, 2005 we entered into an agreement with 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc., to restructure certain obligations of ours to these corporations pursuant to the Share Purchase Agreement dated and effective as of January 2, 2005 among us, YAC Corp. (“YAC”), Teckn-O-Laser Company (“TOL Canada”), 3091503 Nova Scotia Company (“Acquiror”), Teckn-O-Laser Global Company (“Acquiree”), 3091732 Nova Scotia Company (“Callco”), and 9144-6773 Quebec Inc. and 9144-6906 Quebec Inc., the shareholders of Acquiree (the “Acquiree Shareholders”).

Pursuant to the Share Purchase Agreement, we acquired through our indirect subsidiary, Acquiror, all of the issued and outstanding capital stock of Acquiree in exchange for certain payments to be made at closing (the “Closing Payments”) and subsequent to closing (the “Post-Closing Payments”).

The Closing Payments consisted of:

•              the issuance to the Acquiree Shareholders of 6,500,000 Acquiror Series I Exchangeable Shares;

•              the issuance to the Acquiror Shareholders of 1,932,000 Acquiror Preferred Shares; and

•              the payment to the Acquiree Shareholders of CDN$750,000 (approximately US$625,000).

The required Post-Closing Payments consisted of:

•               a cash payment to the Acquiree Shareholders of CDN$2,182,000 (approximately US$1,818,333) due March 26, 2006 (the “2006 Payment”);

•               a cash payment to the Acquiree Shareholders of CDN$1,000,000 (approximately US$833,333) due March 31, 2007 (the “2007 Payment”); and

•               a cash payment to the Acquiree Shareholders of CDN$1,000,000 (approximately US$833,333) due March 31, 2008 (the “2008 Payment”).

The 2006 Payment was not due and payable in the event that Acquiree’s Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2005, was less than CDN$1,000,000. The 2007 Payment was not due and payable in the event that Acquiree’s EBITDA for the year ending December 31, 2006 was less than CDN$1,500,000. The 2008 Payment was not due and payable in the event that Acquiree’s EBITDA for the year ending December 29, 2007 was less than CDN$2,000,000.

Subject to the terms of a Series I Exchangeable Share Voting, Support and Exchange Agreement, dated as of January 2, 2005 (the “Series I Support Agreement”), among us, YAC, Callco, Acquiror and the Acquiree Shareholders holding Series I Exchangeable Shares of Acquiror, the holders had the option of converting any Post Closing Payments due to them into Acquiror Series I Exchangeable Shares at a conversion rate calculated by dividing the dollar amount of any converted payments by an amount representing the greater of:

•	US$1.00 converted to CDN dollars; or
•

80% of the average closing price of our common stock converted to CDN dollars for the twenty trading days immediately preceding the date on which an Acquiree Shareholder provides a notice of conversion to Acquiree.

Dividends were not payable on the Acquiror Preferred Shares but as long as they were outstanding, Acquiror could not, without the approval of the holders of the Acquiror Preferred Shares, pay any dividends on Acquiror’s common shares or redeem or purchase or make any capital distributions in respect of any Acquiror common shares. Holders of Acquiror Preferred Shares were entitled, subject to the exercise of the Retraction Call Right by Callco and compliance with other terms of the Preferred Share Support Agreement, to require Acquiror to redeem their Acquiror Preferred Shares at a price of CDN$1.00 per share at specified times. The times at which holders of Acquiror Preferred Shares could make such requests were as follows:

•	September 1, 2005 : 750,000 Acquiror Preferred Shares;
•	September 30, 2005 ; 443,250 Acquiror Preferred Shares;
•	December 31, 2005 : 443,250 Acquiror Preferred Shares; and
•	March 31, 2006 : 295,500 Acquiror Preferred Shares.

In the event Acquiror failed or neglected to redeem the Acquiror Preferred Shares for CDN$1.00 as required by the Preferred Share Support Agreement, Acquiror was required to redeem such Acquiror Preferred Shares by issuing to the holders thereof 2.5 Series II Exchangeable Shares of Acquiror for each Acquiror Preferred Shares so redeemed.

The restructuring transaction was effected to improve our liquidity and facilitate our purchase of treasury shares of Turbon AG. Pursuant to the restructuring, our obligation to make the 2006 Payment, 2007 Payment and 2008 Payment to the Acquiree Shareholders was terminated, and the 1,932,000 Acquiror Preferred Shares were cancelled as was our obligation to redeem such Preferred Shares. In consideration thereof, we agreed to pay $600,000 to the Acquiree Shareholders, agreed to issue 3,272,397 shares to the Acquiree Shareholders at a valuation of $.70 per share or $2,290,678, and agreed to pay to Acquiree Shareholders additional aggregate cash payments of $2,290,678 payable in six equal installments of $381,780 each on March 31, 2007; June 30, 2007; September 30, 2007; December 31, 2007; March 31, 2008 and June 30, 2008.

Share Purchase Agreement with Turbon AG

Effective June 22, 2005 we entered into a Share Purchase Agreement (the “Agreement”) with Turbon AG (“Turbon”) pursuant to which we agreed to purchase 400,000 Turbon shares from Turbon’s treasury at a purchase price of $14 per share or an aggregate of $5,600,000 (the “Purchase Price”). On June 23, 2005 we paid Turbon $1,001,000 of the Purchase Price and acquired 71,500 of the 400,000 Turbon shares. On November 4, 2005 we paid Turbon an additional $4,599,000 and acquired the remaining 328,500 of the 400,000 Turbon shares. Manchester Consolidated Corp. is entitled to acquisition fees equal to 12% of the $5,600,000 aggregate value of the transactions or $672,000. The acquisition fees will be paid in a combination of cash and shares of our common stock. For such purposes, the common stock will be valued at $.50 per share.

Loan Agreement with Turbon International Inc.

As of November 4, 2005 we entered into a Loan Agreement (the “Loan Agreement”) with Turbon International Inc., (“Turbon International”), a wholly owned subsidiary of Turbon AG, and Teckn-O-Laser Global Company, a wholly owned subsidiary of ours (“Teckn-O-Laser”). Pursuant to the Loan Agreement, Turbon International made a $2,800,000 term loan to us and extended us a line of credit for up to an additional $2,800,000. Proceeds from the term loan were utilized by us to purchase certain Turbon AG shares (See Item 1.01 – Share Purchase Agreement with Turbon). In consideration of the $2,800,000 term loan, we issued a 5% promissory note to Turbon International. Interest under the term loan note is payable quarterly on each of January 31, April 30, July 31 and October 31 during the term of the loan commencing January 31, 2006. Principal and accrued but unpaid interest under the term loan note are due October 31, 2008 subject to acceleration upon an event of default. The loan can be prepaid by us at any time prior to maturity without penalty. The line of credit may only be used by us for the purpose of purchasing products from Turbon International and certain affiliated entities. We will pay interest of 5% per annum on all sums advanced under the line of credit. Interest will be due and payable on the last day of each quarter starting with the quarter ending November 30, 2005. Principal and accrued but unpaid interest under the line of credit are due October 31, 2006 subject to acceleration upon an event of default. All advances under the line of credit will be evidenced by promissory notes. Amounts borrowed under the line of credit may be repaid by us at any time prior to maturity without penalty and may be re-borrowed.

Upon an event of default under the term loan or line of credit the interest rate payable under the applicable notes will be increased from 5% to 9% until cured. Our indebtedness to Turbon International under both the term loan and line of credit has been guaranteed by Teckn-O-Laser and, subject to our receipt of written consent from our existing secured lenders, will be secured by a first priority lien on our 400,000 shares of common stock of Turbon AG.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On November 4, 2005 we sold 2,400,000 subscription receipts at a price of $.50 per subscription receipt or an aggregate of $1,200,000 to HBT Holdings GmbH, each subscription receipt to be automatically exercised, without payment of any additional consideration, on January 31, 2006 into, subject to adjustment, one unit. Each unit consists of one share of our common stock (the “Unit Shares”) and one common stock purchase warrant (the “Unit Warrants”) .Each warrant entitles the holder to purchase, subject to adjustment, an additional share of our common stock (the “Warrant Shares”) at a price of $1.25 per share during the period ending at 5:00 p.m. (Toronto time) on May 3, 2008. We have agreed to use our best efforts to file a registration statement on or before March 31, 2006 and to have such registration statement declared effective within 90 days of filing, registering the resale of the Unit Shares and Unit Warrants and the issuance of the Warrant Shares. The issuance of the subscription receipts was made in reliance on Regulation S under the Securities Act of 1933, as amended. Proceeds from the sales were utilized to purchase certain Turbon AG shares (See Item 1.01 – Share Purchase Agreement with Turbon).

On November 4, 2005 we received aggregate loans of $600,000 from three related persons. In consideration thereof, we issued 5% convertible promissory notes due December 31, 2006 (the “Maturity Date”) to Alain Lachambre ($136,198), Yvon Leveille ($328,113) and Manchester Consolidated Corp. ($135,689). Interest and principal on the notes are due on the Maturity Date. The notes can be prepaid by us at any time. If all principal and interest due on the notes are not paid in full on the Maturity Date, the respective holders may, at their sole option, convert the total amount of unpaid principal and interest into shares of our common stock at the rate of $.50 per share. The issuance of the notes was made in reliance on Section 4(2) of the Securities Act of 1933, as amended. The loan proceeds were utilized to purchase certain Turbon shares. (See Item 1.01 – Share Purchase Agreement with Turbon).

On November 4, 2005 we entered into a term loan with Turbon International Inc. as more fully described in Item 1.01 hereof. In connection therewith we issued to Turbon International Inc. a 5% promissory note due October 31, 2008. The issuance of the note was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	November 8, 2005	By:	/s/ William Smith
			Name:	William Smith
			Title:	Secretary, Treasurer,

Chief Financial Officer